 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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CKX Lands, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CKX LANDS, INC.

1508 Hodges Street

Lake Charles, LA 70601

Tel. 337-493-2399

NOTICE TO STOCKHOLDERS

Please note that the copy of the Annual Report on Form 10-K of CKX Lands, Inc. for the fiscal year ended December 31, 2013 that was mailed to you contained a typographical error. On page 19, “Statements of Cash Flows, Years Ended December 31, 2013 and 2012,” the following line item should have read as follows:

	2013	2012
Net increase (decrease) in cash and cash equivalents	$(1,303,116)	$1,707,259

In the Annual Report that was mailed to you, this line item incorrectly showed for 2012 a decrease of $1,707,259 in cash and cash equivalents, rather than an increase of $1,707,259.

If you have already voted your shares in connection with our Annual Meeting of the Stockholders to be held on Thursday, April 24, 2014 and wish to change your vote, you may change your vote or revoke your proxy in the manner described on page 1 of our proxy statement that was mailed to you with the Annual Report.

CKX LANDS, INC.

March 24, 2014